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                                                                      EXHIBIT 23




                          CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.333-87482, 333-51094, 333-28511, 333-78793,
         333-49165, 333-89279, 333-90809, 333-31874, 333-57092 and 333-72200),
         and Form S-8 (Nos. 33-44867 and 33-89882) of Regis Corporation of our report dated August 27, 2002, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 27, 2002, relating to the financial statement schedule, which appears in this Form 10-K.



         /s/ PricewaterhouseCoopers LLP

         PricewaterhouseCoopers LLP



         Minneapolis, Minnesota
         September 20, 2002